VistaGen Therapeutics Receives Notice of Allowance for Japanese Patent for Use of Stem Cells to Treat Cancer and Autoimmune Disorders

Patent Covers Methods for Producing Blood Cells, Platelets and Bone Marrow Stem Cells

South San Francisco, CA (June 11, 2018) – VistaGen Therapeutics, Inc. (NASDAQ: VTGN), a clinical-stage biopharmaceutical company developing new generation medicines for depression and other central nervous system (CNS) diseases and disorders, and its wholly-owned stem cell technology-focused subsidiary, VistaStem Therapeutics, Inc., today announced that the Japanese Patent Office (JPO) has issued a Notice of Allowance for a patent related to certain methods for producing blood cells, platelets and bone marrow stem cells. This new patent will be the Japanese counterpart to U.S. Patent No. 9,834,754, issued by the U.S. Patent and Trademark Office (USPTO) in December 2017.

The new Japanese patent covers methods for producing hematopoietic precursor stem cells from human pluripotent stem cells. Hematopoietic precursor stem cells give rise to all of the blood cells and most of the bone marrow cells in the body. The technology could provide cells with the potential to support therapies for multiple diseases and disorders, such as, among others, cancer, including CAR T-cell cancer immunotherapy, and autoimmune disorders.  In addition, the new patent covers foundational technology that may provide approaches for producing bone marrow stem cells suitable for bone marrow transplantation.

Dr. Gordon Keller, Director of the McEwen Centre for Regenerative Medicine, one of the world's leading centers for stem cell and regenerative medicine research and part of the University Health Network (UHN) in Toronto, discovered the stem cell technology covered by this patent. VistaGen holds an exclusive license to this patent from UHN.

About VistaGen

VistaGen Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing new generation medicines for depression and other CNS diseases and disorders with high unmet need. VistaGen's lead CNS product candidate, AV-101, is an oral N-methyl-D-aspartate receptor glycine B (NMDAR GlyB) antagonist in Phase 2 clinical development in the United States, for Major Depressive Disorder and other CNS indications.

About VistaStem

VistaStem Therapeutics is VistaGen's wholly-owned subsidiary focused on applying stem cell technology to develop and commercialize proprietary new chemical entities (NCEs) for VistaGen’s CNS pipeline and out-licensing, as well as cellular and regenerative therapies for a range of diseases and disorders involving blood and bone marrow cells, chondrocytes and cartilage, and heart and liver cells, including autoimmune disorders, cancer, heart and liver disease, osteoarthritis and joint injury.

For more information, please visit www.vistagen.com and connect with VistaGen on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This release contains various statements concerning VistaGen's future expectations, plans and prospects, including without limitation, our expectations regarding potential future strategic collaborations involving our stem cell technology and our intellectual property and commercial protection of our product candidates. These statements constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are neither promises nor guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from those contemplated in these forward-looking statements. Among these risks is the possibility that (i) we may encounter unexpected adverse events that cause us to discontinue further development of our stem cell technology for therapeutic applications, (ii) we may not have access to or be able to secure substantial additional capital to support our operations, including further research and development of VistaStem’s stem cell technology for cellular therapy or regenerative medicine applications described in this release; and (iii) we, or a potential future collaborator, may encounter technical and other unexpected hurdles in the production of cells for research and development and/or cellular therapy or regenerative medicine applications. Certain other risks are more fully discussed in the section entitled "Risk Factors" in our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the Securities and Exchange Commission (SEC). Our SEC filings are available on the SEC's website at www.sec.gov. In addition, any forward-looking statements represent our views only as of the issuance of this release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Company Contact

Mark A. McPartland

VistaGen Therapeutics Inc.

Phone: +1 (650) 577-3600

Email: IR@vistagen.com

Investor Contact

Valter Pinto / Allison Soss

KCSA Strategic Communications

Phone: +1 (212) 896-1254/+1 (212) 896-1267

Email: VistaGen@KCSA.com

Media Contact

Caitlin Kasunich / Lisa Lipson

KCSA Strategic Communications

Phone: +1 (212) 896-1241/+1 (508) 843-6428

Email: VistaGen@KCSA.com

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